Exhibit 99.1

Onconetix Announces Exercise of Warrants for $1.11 Million Gross Proceeds

CINCINNATI, Ohio, July 11, 2024 (GLOBE NEWSWIRE) -- Onconetix, Inc. (“Onconetix” or the “Company”) (Nasdaq: ONCO), today announced it has entered into definitive agreements for the immediate exercise of certain existing warrants to purchase 7,458,642 shares of its common stock originally issued in August 2022 and August 2023, having exercise prices ranging from $1.09 to $2.546 per share, at a reduced exercise price of $0.15 per share. The transaction is expected to close on or about July 12, 2024, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the transaction.

The aggregate gross proceeds from the exercise of the existing warrants are expected to be approximately $1.11 million, before deducting placement agent fees and other offering expenses payable by the Company. The Company expects to use the net proceeds from the transaction for working capital and general corporate purposes.

The shares of common stock issuable upon exercise of the existing warrants are registered pursuant to an existing registration statement on a Registration Statement on Form S-1 (File No. 333-277066), declared effective by the Securities and Exchange Commission (the “SEC”) on July 1, 2024.

In consideration for the immediate exercise of the existing warrants for cash, the Company will issue new unregistered warrants to purchase up to an aggregate of an aggregate of 22,375,926 shares of common stock at an exercise price of $0.15 per share in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). The shares of common stock issuable upon exercise of the new warrants is subject to stockholder approval and will become exercisable on the effective date of the stockholder approval. The Company agreed to convene a stockholders’ meeting on or before 90 days following the closing date of the transaction to obtain such approval. One-third of the new warrants will have a term of exercise equal to five years from the date of stockholder approval, and the remaining two-thirds will have a term of exercise equal to twenty-four months from the date of stockholder approval.

The new warrants offered in the private placement have not been registered under the 1933 Act, or applicable under state securities laws. Accordingly, the new warrants and shares of common stock issuable upon the exercise of the new warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the 1933 Act and such applicable state securities laws. As part of the offering, the Company has agreed to file a resale registration statement with the SEC as soon as practicable and within 30 days to register the resale of the shares of common stock issuable upon the exercise of the new warrants issued in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Onconetix, Inc.

Onconetix, Inc. (formerly Blue Water Biotech, Inc. (BWV)) is a commercial-stage biotechnology company focused on the research, development, and commercialization of innovative solutions for men’s health and oncology. Through its recent acquisition of Proteomedix AG (“Proteomedix”), the Company owns Proclarix, an in vitro diagnostic test for prostate cancer originally developed by Proteomedix and approved for sale in the European Union under the In Vitro Diagnostic Regulation, which the Company anticipates will be marketed in the U.S. as a lab developed test through its license agreement with Labcorp. The Company also owns ENTADFI, an FDA-approved, once daily pill that combines finasteride and tadalafil for the treatment of benign prostatic hyperplasia, a disorder of the prostate.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements (including, without limitation, statements regarding the completion of the offering, the satisfaction of customary closing conditions, the receipt of stockholder approval, the intended use of proceeds from the offering, and the anticipated results of the Company’s sales and marketing efforts for its commercial stage products as described herein) are based on Onconetix’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, market and other conditions; risks related to Onconetix’s ability to commercialize or monetize ENTADFI and Proclarix and integrate the assets and commercial operations acquired in the share exchange with Proteomedix; risks related to the Company’s present need for capital to commercially launch the Company’s acquired products and have adequate working capital; risks related to Onconetix’s ability to attract, hire and retain skilled personnel necessary to commercialize and operate the company’s commercial products; the failure to obtain and maintain the necessary regulatory approvals to market and commercialize Onconetix’s products; risks related to the Company’s ability to obtain and maintain intellectual property protection for its current products; and the Company’s reliance on third parties, including manufacturers and logistics companies. As with any commercial-stage pharmaceutical product or any product candidate under clinical development, there are significant risks in the development, regulatory approval and commercialization of biotechnology products. Onconetix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Blue Water’s Annual Report on Form 10-K, filed with the SEC on April 11, 2024 and periodic reports filed with the SEC on or after the date thereof. All of Onconetix’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Media Contact Information:

Blue Water Media Relations

Telephone: (646) 942-5591

Email: Nic.Johnson@russopartnersllc.com

Investor Contact Information:

Onconetix Investor Relations

Email: investors@onconetix.com